UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Contango ORE, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware	27-3431051
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925 Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260511

Securities to be registered pursuant to Section 12(g) of the Exchange Act: N/A

EXPLANATORY NOTE

This Registration Statement on Form 8-A registers under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the common stock, par value $0.01 per share (the “Common Stock”), of Contango ORE, Inc., a Delaware corporation (the “Company”), in connection with the listing of the Common Stock on the NYSE American LLC (“NYSE American”). The Common Stock is expected to commence trading on the NYSE American at the opening of trading on November 24, 2021. The trading symbol for the Common Stock will remain “CTGO.”

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company's Registration Statement on Form S-3 (Registration No. 333-260511) initially filed with the Securities and Exchange Commission on October 26, 2021, as amended (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein. In addition, any description of such securities contained in any form of prospectus to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on NYSE American and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONTANGO ORE, INC.

	By:	/s/ Leah Gaines
Leah Gaines
Vice President, Chief Financial Officer, Chief Accounting
Officer, Treasurer and Secretary

Dated: November 22, 2021